UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 27, 2005


                         OCEAN WEST HOLDING CORPORATION
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             (Exact name of registrant as specified in its charter)


           Delaware                     000-49971               71-087-6958
(State or other jurisdiction          (Commission              (IRS Employer
       of incorporation)              File Number)           Identification No.)



             4117 West 16th Square, Vero Beach, FL         32967
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           (Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code:  (772) 492-0104

                                       N/A
   ---------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

      InfoByPhone, Inc. (the "Company"), a wholly-owned subsidiary of the Registrant, entered into a Web Linking Agreement (the "Agreement"), dated as of September 22, 2005, with Research In Motion Limited and its subsidiaries and affiliates ("RIM"). RIM is a leading designer, manufacturer and marketer of innovative wireless solutions through its BlackBerry wireless handheld devices. Under the Agreement, the Company allowed RIM to link to the Company's Website on a non-exclusive and non-transferable basis. The RIM software development kit, known as Blackberry MDS Studio, allows the Company's services to be made accessible on BlackBerry devices. RIM was also given free access to the Company's web services so that RIM could develop host, or otherwise make publicly available from RIM's infrastructure, applications which access the Company's web services.

      The Agreement is terminable by either party on at least 10 business days' written notice. There was no material relationship between any of the parties, other than the Company being accepted as a BlackBerry ISV Alliance Partner in April 2004, as previously disclosed.


Item 9.01 Financial Statements and Exhibits

      (d) Exhibits.

Number    Description

10.1 Web Linking Agreement-BlackBerry MDS Studio dated as of September 22, 2005 between Research In Motion Limited and InfoByPhone, Inc.










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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 7, 2005

                                OCEAN WEST HOLDING CORPORATION


                                By:   /s/ Darryl Cohen
                                    --------------------------------------------
                                         Darryl Cohen
                                         Chief Executive Officer






















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